Exhibit No. 15.1


Board of Directors
Micron Enviro Systems, Inc.



                LETTER ON UNAUDITED INTERIM FINANCIAL INFORMATION
                --------------------------------------------------

We consent to the use in this Registration Statement S-8 of Micron Enviro Systems, Inc. of our review reports dated May 17, 2001 and August 16, 2001 on the financial statements of Micron Enviro Systems, Inc. as of March 31, 2001 and June 30, 2001, respectively, and the periods then ended.



Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

November 7, 2001